Exhibit 99.2

HERITAGE GLOBAL INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2014
(In thousands of US dollars, except share and per share amounts)

			Pro-forma
	HGI	NLEX	Adjustments	HGI
	Actual	Actual	(Note 1)	Pro-forma
ASSETS
Current assets:
Cash and cash equivalents	$2,802	$87	$(2,000)	$889
Amounts receivable (net of allowance for doubtful accounts of $0)	868	—	—	868
Deposits	17	—	—	17
Inventory – equipment	441	—	—	441
Other current assets	448	9	—	457
Income taxes recoverable	22	—	—	22
Total current assets	4,598	96	(2,000)	2,694
Non-current assets:
Inventory – real estate	6,328	—	—	6,328
Asset liquidation investments	1,011	—	—	1,011
Investments	1,747	—	—	1,747
Property, plant and equipment, net	34	7	—	41
Intangible assets, net	4,697	—	—	4,697
Goodwill	5,301	—	6,342	11,643
Total assets	$23,716	$103	$4,342	$28,161

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$5,368	$247	$-	$5,615
Debt payable to third parties	1,248	—	—	1,248
Debt payable to a related party	3,057	—	—	3,057
Total current liabilities	9.673	247	-	9,920
Non-current liabilities:
Contingent consideration	—	—	4,198	4,198
Total liabilities	9,673	247	4,198	14,118

Commitments and contingencies

Equity:
Preferred stock, $10.00 par value, authorized 10,000,000 shares; issued and outstanding 575 Class N shares at March 31, 2014, liquidation preference of $575 at March 31, 2014	6	—	—	6
Common stock, $0.01 par value, authorized 300,000,000 shares; issued and outstanding 28,167,408 shares at March 31, 2014	282	15	(15)	282
Additional paid-in capital	283,330	28	(28)	283,330
Accumulated deficit	(269,525)	(187)	187	(269,525)
Accumulated other comprehensive loss	(50)	—	—	(50)
Total equity	14,043	(144)	144	14,043
Total liabilities and equity	$23,716	$103	$4,342	$28,161

Note 1 – NLEX purchase equation
DR Goodwill	6,342
DR Common stock	15
DR Additional paid-in capital	28
CR Accumulated deficit		187
CR Cash		2,000
CR Contingent consideration		4,198

HERITAGE GLOBAL INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF
COMPREHENSIVE INCOME (LOSS)
For the year ended December 31, 2013
(In thousands of US dollars, except per share amounts)

	HGI	NLEX	HGI
	Actual	Actual	Pro-Forma

Revenue:
Asset liquidation
Asset sales	$2,046	$—	$2,046
Commissions and other	6,022	4,997	11,019
Total asset liquidation revenue	8,068	4,997	13,065
Intellectual property licensing	824	—	824
Total revenue	8,892	4,997	13,889

Operating costs and expenses:
Asset liquidation	2,423	—	2,423
Inventory maintenance	283	—	283
Patent licensing and maintenance	191	—	191
Selling, general and administrative, including expenses paid to related parties	9,660	3,455	13,115
Depreciation and amortization	472	10	482
Total operating costs and expenses	13,029	3,465	16,494
	(4,137)	1,532	(2,605)
Earnings of equity accounted asset liquidation investments (net of tax of $0)	1,200	—	1,200
Operating income (loss)	(2,937)	1,532	(1,405)
Other expense:
Interest expense – third party	(388)	—	(388)
Interest expense – related party	(168)	—	(168)
Total other expense	(556)	—	(556)
Income (loss) before the undernoted	(3,493)	1,532	(1,961)
Income tax expense	3,029	—	3,029
Earnings of other equity accounted investments (net of tax of $0)	126	—	126
Net income (loss)	(6,396)	1,532	(4,864)
Other comprehensive loss:
Currency translation adjustment (net of tax of $0)	(37)	—	(37)
Comprehensive income (loss)	$(6,433)	$1,532	$(4,901)

Weighted average common shares outstanding – basic and diluted (in thousands)	28,610		28,610

Net loss per share – basic and diluted	$(0.22)		$(0.17)

HERITAGE GLOBAL INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF
COMPREHENSIVE LOSS
For the three months ended March 31, 2014
(In thousands of US dollars, except per share amounts)

	HGI	NLEX	HGI
	Actual	Actual	Pro-Forma

Revenue:
Asset liquidation
Asset sales	$975	$—	$975
Commissions and other	1,010	771	1,781
Total revenue	1,985	771	2,756

Operating costs and expenses:
Asset liquidation	404	—	404
Inventory maintenance	61	—	61
Patent licensing and maintenance	11	—	11
Selling, general and administrative, including expenses paid to related parties	2,138	796	2,934
Depreciation and amortization	118	1	119
Total operating costs and expenses	2,732	797	3,529
	(747)	(26)	(773)
Loss of equity accounted asset liquidation investments (net of tax of $0)	(30)	—	(30)
Operating loss	(777)	(26)	(803)
Other expense:
Interest expense – third party	(71)	—	(71)
Interest expense – related party	(67)	—	(67)
Total other expense	(138)	—	(138)
Loss before the undernoted	(915)	(26)	(941)
Income tax expense	24,667	—	24,667
Earnings of other equity accounted investments (net of tax of $0)	11	—	11
Net loss	(25,571)	(26)	(25,597)
Other comprehensive loss:
Currency translation adjustment (net of tax of $0)	(6)	—	(6)
Comprehensive loss	$(25,577)	$(26)	$(25,603)

Weighted average common shares outstanding – basic and diluted (in thousands)	28,167		28,167

Net loss per share – basic and diluted	$(0.91)		$(0.91)